SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
                               -------------


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               -------------


      Date of report (Date of earliest event reported): April 13, 2002


                           AEROFLEX INCORPORATED
             (Exact Name of Registrant as Specified in Charter)



             Delaware                  000-02324               11-1974412

   (State of Other Jurisdiction       (Commission            (IRS Employer
        of Incorporation)             File Number)         Identification No.)



     35 South Service Road, Plainview, New York                       11803
      (Address of Principal Executive Offices)                      (Zip Code)

                               (516) 694-6700
            (Registrant's telephone number, including area code)

                                    N/A
       (Former name or former address, if changed since last report)




Item 5.  Other Events.

         On April 13, 2002, Aeroflex Incorporated, a Delaware corporation ("Aeroflex"), Testco Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Aeroflex (the "Purchaser"), and IFR Systems, Inc., a Delaware corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Purchaser will offer to purchase all outstanding shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), including the associated rights to purchase Common Stock (the "Rights," and, collectively with the Common Stock, the "Shares") issued pursuant to the Rights Agreement (the "Rights Agreement"), dated February 28, 1999, between the Company and Harris Trust and Savings Bank, as rights agent (the "Rights Agent"), at a price of $1.35 per Share, net to the seller in cash (the "Offer Price"), upon the terms and subject to the conditions to be set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") to be sent to shareholders of the Company. The Company and the Rights Agent have amended the Rights Agreement so that the Rights will not become exercisable as a result of the signing of the Merger Agreement, the making or consummation of the Offer, the consummation of the Merger (as defined below) or by the other transactions contemplated by the Merger Agreement.

         The Merger Agreement provides that, subject to certain exceptions, following satisfaction or waiver of the conditions to the Offer, the Purchaser will purchase all of the Shares validly tendered pursuant to the Offer and not withdrawn. The Offer is subject to the receipt of tenders of at least 50.1% of the outstanding Shares on a fully diluted basis. The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company (the "Merger") with the Company continuing as the surviving corporation. Pursuant to the Merger, at the effective time of the Merger (the "Effective Time") each Share outstanding immediately prior to the Effective Time (other than Shares owned by Aeroflex, any subsidiary of Aeroflex (including the Purchaser) or the Company, all of which will be cancelled, and other than the Shares that are held by stockholders, if any, who properly exercise their dissenters' rights under the Delaware General Corporation
Law), will be converted into the right to receive the Offer Price, without interest.

         A press release ("Press Release") describing the transaction was released by Aeroflex on April 15, 2002.

         The Merger Agreement and Press Release are attached hereto as Exhibits 99.1 and 99.2, respectively, and each is incorporated herein by reference in its entirety. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

   (c)   Exhibits.

         99.1 Agreement and Plan of Merger, dated as of April 13, 2002, among Aeroflex, Testco Acquisition Corp. and the Company.

         99.2     Press Release issued by Aeroflex on April 15, 2002.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AEROFLEX INCORPORATED

                                        By: /s/ Michael Gorin
                                            -----------------
                                        Name:  Michael Gorin
                                        Title: President and Chief Financial
                                                 Officer

Dated:   April 15, 2002



                               EXHIBIT INDEX

  Exhibit No.     Description
  -----------     -----------
     99.1         Agreement and Plan of Merger, dated as of April 13, 2002,
                  among Aeroflex, Testco Acquisition Corp. and the Company.

     99.2         Press Release issued by Aeroflex on April 15, 2002.